                                                                      Exhibit 24


                             PP&L RESOURCES, INC.

                          DIVIDEND REINVESTMENT PLAN

                               POWER OF ATTORNEY
                               -----------------

     The undersigned directors of PP&L Resources, Inc., a Pennsylvania corporation, hereby appoint William F. Hecht, R. E. Hill, and Robert J. Grey their true and lawful attorney, and each of them their true and lawful attorney, with power to act without the other and with full power of substitution and resubstitution, to execute for the undersigned directors and in their names to file with the Securities and Exchange Commission, Washington, D.C., under provisions of the Securities Act of 1933, as amended, a registration statement for the registration under provisions of the Securities Act of 1933, as amended, and any other rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, of not in excess of 6.5 million shares of Common Stock of PP&L Resources, Inc. to be distributed in connection with its Dividend Reinvestment Plan; and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter such registration statement, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments in connection therewith. The undersigned hereby grant to said attorneys and each of them full power and authority to do and perform in the name of and on behalf of the undersigned, and in any and all capabilities, any act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might do, hereby ratifying and approving the acts of said attorneys and each of them.
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     IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 25th day of October, 1995.


/s/ E. Allen Deaver             L.S.      /s/ Clifford L. Jones            L.S.
--------------------------------          ---------------------------------
E. Allen Deaver                               Clifford L. Jones


/s/ William J. Flood            L.S.      /s/ John T. Kauffman             L.S.
--------------------------------          ---------------------------------
William J. Flood                              John T. Kauffman


/s/ Daniel G. Gambet            L.S.      /s/ Robert Y. Kaufman            L.S.
--------------------------------          ---------------------------------
Daniel G. Gambet                               Robert Y. Kaufman


/s/ Elmer D. Gates              L.S.      /s/ Ruth Leventhal               L.S.
--------------------------------          ---------------------------------
Elmer D. Gates                                Ruth Leventhal


/s/ Derek C. Hathaway           L.S.      /s/ Frank A. Long                L.S.
--------------------------------          ---------------------------------
Derek C. Hathaway                              Frank A. Long


/s/ William F. Hecht            L.S.      /s/ Norman Robertson             L.S.
---------------------------------         ---------------------------------
William F. Hecht                              Norman Robertson


/s/ Stuart Heydt                L.S.      /s/ David L. Tressler            L.S.
--------------------------------          ---------------------------------
Stuart Heydt                                 David L. Tressler